UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 10, 2023

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Incentive Compensation Plan Performance Goals and Target Payments
On August 10, 2023, the Board of Directors of Key Tronic Corporation (“Company”), upon the recommendation of its Compensation Committee, established the performance goals and target payment percentages for each participant in the incentive compensation plan (“Plan”) for the Company’s fiscal year 2024.

A minimum Company profit goal must be achieved in order for any payments to be made to participants in the Plan. Payments under the Plan for fiscal year 2024 will be based on three profit goal performance levels established by the Board: entry level, expected value level and overachievement level. If overachievement level is exceeded, the participants will participate in a bonus pool equal to 25% of the profit goal performance achieved in excess of overachievement level. Payments under the Plan will be a percentage of the participant’s base salary paid during fiscal year 2024.

The following executive officers of the Company are among the participants in the Plan: Craig D. Gates, President & CEO; Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer; and Philip S. Hochberg, Executive Vice President of Business Development. Under the Plan the potential payment percentages established by the Board for fiscal year 2024 for the President & CEO range from 10% of base salary paid during fiscal year 2024 if entry level performance is achieved to 150% if overachievement level performance is achieved. The potential payment percentages established by the Board for fiscal year 2024 for the Executive Vice President of Administration, CFO and Treasurer, range from 7% if entry level performance is achieved to 105% if overachievement level performance is achieved, and for the Executive Vice President of Business Development range from 5.5% of base salary paid during fiscal year 2024 if entry level performance is achieved to 75% if overachievement level performance is achieved. Payment percentages will be interpolated for actual performance levels achieved between entry level and expected value level and between expected value level and overachievement level.

Payments under the Plan will be made as soon as administratively possible after the end of fiscal year 2024. A participant must be an active employee of the Company at the time payments are made under the Plan in order to receive a payment.

Base Salary Increases
On August 10, 2023, the Board of Directors, upon recommendation of its Compensation Committee, approved an increase in the bi-weekly salaries, effective August 10, 2023, of Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer, from $17,739 to $23,509, and of Philip S. Hochberg, Executive Vice President of Business Development, from $13,370 to $14,039.

Fiscal Years 2024-2026 Long-Term Incentive Plan Performance Measures and Awards
On August 10, 2023, the Board of Directors, upon recommendation of its Compensation Committee, established long term incentive plan performance measures for the three fiscal year period 2024 through 2026. The Board of Directors also approved target awards for the three year period for each of the Company’s officers and non-employee Directors. The fiscal 2024-2026 performance measures are based on a combination of sales growth targets compared to the industry and return on invested capital targets. No cash awards will be made to participants if actual Company performance does not exceed the minimum target performance measures. The payments after the end of fiscal year 2026 to the following executive officers for the three year performance period, if expected target performance measures are achieved, are as follows: Craig D. Gates, President and CEO - $1,200,000, Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer - $750,000, Philip S. Hochberg, Executive Vice President of Business Development - $450,000. The payment after the end of fiscal year 2026 to each non-employee Director of the Company for said three year period, if expected target performance measures are achieved, is $75,000. Actual cash payments to participants may range from $0 to 150% above target depending on the extent to which Company performance is less than or exceeds the expected target performance measures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: August 17, 2023

	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer